                                                                      EXHIBIT 11

                             MICHAELS STORES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       THREE MONTHS ENDED APRIL 28, 1996
                                  (UNAUDITED)

                                                                                                WEIGHTED
                                                                                                AVERAGE
                                                                                           EQUIVALENT SHARES
                                                                                      ----------------------------
                                                                           TOTAL                         FULLY
                                                                        OUTSTANDING      PRIMARY        DILUTED
                                                                       -------------  -------------  -------------
Outstanding at beginning of year.....................................     21,504,110     21,504,110     21,504,110
Shares issued during quarter.........................................      2,002,850        527,911        527,911
                                                                                      -------------  -------------
Weighted average common shares outstanding...........................                    22,032,021     22,032,021
Common Equivalent Shares:
  Dilutive shares attributable to stock options after applying
   treasury stock method.............................................                       235,068        426,563
                                                                       -------------  -------------  -------------
Total outstanding common shares......................................     23,506,960     22,267,089     22,458,584
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings per common and common equivalent share......................                 $         .12  $         .12
                                                                                      -------------  -------------
                                                                                      -------------  -------------
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